SUBSCRIPTION AGREEMENT
TO BE DELIVERED BY ACCREDITED INVESTORS

The Phoenix Group Corporation
2100 McKinney Avenue
Suite 1555
Dallas, TX 75201

RE:	Purchase of Shares of The Phoenix Group Corporation

Gentlemen:

I am delivering this letter in connection with an offer of shares of common stock, $0.001 par value per share (the “Shares”), of The Phoenix Group Corporation (the “Company”).

Subject to the terms and conditions hereof, I hereby irrevocably subscribe for and agree to purchase __________ Shares for the purchase price of $________ per Share (which purchase price was approved via the attached Board Resolution). At the Company’s election, I hereby either (i) tender herewith a certified bank check payable to the order of the Company in such amount or (ii) agree to make such funds immediately available by wire transfer to such account as the Company may specify in writing to me. Upon receipt of payment therefor, the Company shall deliver one or more share certificates representing the Shares in such denominations and in such names as I may instruct.

I agree that the Shares I may purchase pursuant to the terms of this Subscription Agreement will be subject to a registration rights agreement in the form attached hereto as Exhibit A, as amended, supplemented, restated or otherwise modified from time to time (the “Registration Rights Agreement”).

I hereby represent, warrant and confirm that I am an “accredited investor” as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”), and I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of purchasing the Shares.

I have concluded that I am an accredited investor because:

(initial all that apply)

_________ I am a natural person who has a net worth or joint net worth with my spouse exceeding $1,000,000 at the time of purchase.

_________ I am a natural person who individually had income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and who reasonably expects income in excess of those levels in the current year.

_________ I am a director or executive officer of the Company (Note: the term “executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company).

_________ The subscriber is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_________ The subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_________ The subscriber is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_________ The subscriber is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

________ The subscriber is any entity in which all of the equity owners are accredited investors.

In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for Shares jointly, including members of partnerships formed for the purpose of purchasing Shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing Shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

I further represent, warrant, and confirm that:

•	any purchase of Shares by me will be for my own account, for investment only and not with a view toward the resale or distribution thereof.

•	I do not presently have any reason to anticipate any change in my present financial circumstances or other particular occasion or event which would cause me to sell such Shares.

•
I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of purchasing the Shares; I am experienced in buying instruments similar to the Shares; I am able to bear the economic risk of an investment in the Shares; and I acknowledge that an investment in the Shares involves a high degree of risk, including the possible loss of my entire investment, and there is no assurance of any income from such investment.

•	I have adequate means of providing for current needs and possible personal contingencies and have no need for liquidity in the investment in the Company.

•
I understand that the Shares have not been and will not be registered under the Securities Act, as amended, or any state law. I agree to notify the Company prior to any proposed sale, transfer, distribution or other disposition of any Shares or any beneficial interest therein, and will not sell, transfer, distribute or otherwise dispose of any Shares without the consent of the Company, which may be granted or withheld in the Company’s sole discretion, and unless the Shares are registered or such sale, transfer, distribution or other disposition is exempt from registration. I understand that, except as set forth in the Registration Rights Agreement, the Company has no intention to register the Shares with the United States Securities and Exchange Commission or any State of the United States and is under no obligation to assist me in obtaining or complying with any exemption from registration. The Company may require that a proposed transferee meet appropriate financial suitability standards and that the transferor furnish a legal opinion satisfactory to the Company and its counsel that the proposed transfer complies with applicable federal, state and any other applicable securities laws. An appropriate legend evidencing such restrictions may be placed on any certificates issued representing the Shares and appropriate stop transfer instructions may be placed with respect to the Shares.

•
I must bear the economic risk of investment in the Company for an indefinite period of time, since the Shares have not been registered under the Securities Act nor any state securities laws and cannot be sold unless the Shares are either subsequently registered under the Securities Act and applicable state laws (and the Company has no obligation to register the Shares except pursuant to the Registration Rights Agreement) or an exemption from such registration is available.

•
I am not purchasing Shares based upon representations, oral or written, by any person with respect to the future value of, or income from, the Shares, or the length of time that I will be required to remain as the owner of the Shares but rather upon an independent examination and judgment as to the prospects of the Company.

•	The Shares were not offered to me by means of general solicitations, publicly disseminated advertisements or sales literature.

•
I have not authorized any broker, dealer, agent, finder or similar person to act on my behalf nor do I have any knowledge of any broker, dealer, agent, finder or similar person purporting to act on my behalf with respect to this transaction.

•	I acknowledge that there is a very limited market for the Shares and that it is not anticipated that any significant public market for the Shares will develop.

•
I acknowledge that I was provided copies of the Company's filings with the SEC since May 24,2004 including: the Company's Annual Report on Form 10-KSB, filed May 24, 2004 and Form 10-Q SB, filed May 24, 2004. I have been afforded the opportunity to review these documents and to ask questions of representatives of the Company and receive satisfactory answers thereto, as I deem necessary in connection with my decision to purchase the Shares.

•
I have been afforded the opportunity to ask questions of representatives of the Company and receive satisfactory answers thereto, as I deem necessary in connection with my decision to purchase the Shares.

•
I am not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and understand that this Subscription Agreement shall survive my death or disability.

•
I acknowledge that the offering of Shares is not subject to any minimum number of Shares being purchased and that the proceeds from the offering may be insufficient to achieve the results contemplated in the Company’s business plan.

•	I acknowledge that the price for the Shares and the number of Shares being offered in the offering were determined by the Company and there has been no independent appraisal of the Shares.

•	I acknowledge that the Company has limited operating history on which to base a decision to invest in the Shares.

•
I acknowledge that any financial projections provided to me by the Company are subject to numerous risks and uncertainties and that the actual results of the Company will vary from those contained in the financial projections and such variations may be material and adverse.

The representations, warranties and acknowledgments of this letter are true and accurate as of the date hereof, shall be true and correct as of the date of delivery of this letter to the Company, and shall survive such delivery to the Company. If in any respect any such representation, warranty or acknowledgment shall not be true and accurate prior to such delivery, I shall give immediate written notice of such fact to the Company, specifying which representations, warranties and acknowledgments are not true and accurate and the reasons therefor.

I acknowledge that I understand the meaning and legal consequences of the representations, warranties and acknowledgments contained in this letter, and I agree to indemnify and hold harmless the Company, its directors, officers and any of its affiliates, associates, agents and employees from and against any and all loss, damage or liability (including costs and reasonable attorney’s fees and disbursements) due to or arising out of a breach of any representation, warranty or acknowledgment by me.

I further acknowledge that the Company intends to use the net proceeds from my purchase of the Shares for working capital and general corporate purposes. I understand that the amounts actually expended by the Company for such purposes will vary significantly depending on a number of factors and that the Company’s management will have broad discretion with respect to the use of such proceeds.

I further acknowledge that in the event the Company issues additional securities in the future, including in connection with future acquisitions, employment arrangements or the issuance or exercise of warrants and stock options, I may experience dilution in net tangible book value per Share.

If an investment in the Company is being made by a corporation, partnership, trust or estate, I, the person signing on behalf of the undersigned entity, represent that I have all right and authority, in my capacity as an officer, general partner, trustee, executor or other representative of such corporation, partnership, trust or estate, as the case may be, to make such decision to invest in the Company and to execute and deliver this Subscription Agreement on behalf of such corporation, partnership, trust or estate as the case may be, enforceable in accordance with its terms. In addition, the undersigned entity will, upon request of the Company, deliver any documents evidencing the existence of such corporation, partnership, trust or estate, the legality of an investment in the Shares and the authority of the person executing this Subscription Agreement on behalf of the undersigned entity. I also represent on behalf of the undersigned entity that any such corporation, partnership or trust was not formed for the purpose of buying the Shares hereby subscribed.

Subject only to the acceptance of this Subscription Agreement by the Company, I make, constitute and appoint the Company, acting through any of its authorized members, directors, managers, partners and officers and with power of substitution, my true and lawful agent and attorney, with full power and authority in my name, place and stead, to make, execute, acknowledge, record and/or file (i) any certificate or other document required to effect the formation, continuation or qualification of the Company that legal counsel to the Company deems necessary or desirable to comply with any federal, state or other law applicable to the Company, and (ii) any amendments to any of the foregoing. The power of attorney granted hereby is a special power of attorney coupled with an interest and shall be irrevocable to the fullest extent permitted by law.

This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

    THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Dated:

Address:

SSN/EIN: ____________________

ACCEPTED:

THE PHOENIX GROUP CORPORATION

By:

Name: Ron Lusk

Title: Chairman

Exhibit A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of ____________________ by and among The Phoenix Group Corporation, a Delaware corporation (the “Company”), and the purchasers named on the signature pages hereto (the “Purchasers”).

PRELIMINARY STATEMENT

Pursuant to the Subscription Agreement (as defined below), each Purchaser has agreed to purchase shares of the Company’s Common Stock (the “Shares”) relying, in part, on the Company granting the registration rights set forth in this Agreement.

ACCORDINGLY, to induce the Purchasers to enter into the Subscription Agreement and to purchase the Shares and in consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Purchasers, intending to be legally bound, now agree as follows:

STATEMENT OF AGREEMENT

SECTION 1. DEFINITIONS.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, “control” shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the SEC under the Securities Act of 1933.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Equity Security” shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Registrable Securities” shall mean the Shares and any Common Stock issued with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until the earliest to occur of (a) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with a registration statement and (b) the date on which such security may be sold pursuant to Rule 144 (without any volume limitations thereunder) or may be sold without compliance with such rule.

“Rule 144” means Rule 144 promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any successor rule thereto.

“SEC” means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

“Shares” means the shares of Common Stock of the Company purchased by the Purchasers under the terms of the Subscription Agreements.

“Subscription Agreement(s)” means the Subscription Agreements dated as of ____________________, 2004 by and between the Company and each of the Purchasers.

1.2 Incorporated Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Subscription Agreements.

SECTION 2. REGISTRATION.

2.1 Piggyback Registration.

    (a) Except as set forth in Section 2.1(b), as, if and when the Company proposes to register any Common Stock under the Securities Act for sale to the public, on a form that would also permit the registration of the Registrable Securities (other than registrations on Form S-8, or any successor form, or Form S-4, or any successor form) (an “Eligible Registration”), each such time it will give written notice to the holders of Registrable Securities (the “Holders”) of its intention so to do. Upon the written request of a Holder received by the Company within 20 days after the giving of any such notice by the Company, to register such number of shares of Registrable Securities held by such Holder specified in such written request, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company with respect to such Eligible Registration, all to the extent requisite to permit the sale or other disposition by such Holder (in accordance with its written request) of such Registrable Securities so registered. In the event that any Eligible Registration pursuant to this Section 2.1 shall be, in whole or in part an underwritten offering of Common Stock (an “Underwritten Offering”), the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company therein. In the event such a reduction is necessary, the reduction shall be borne first by the Holders proposing to sell Registrable Securities in the Underwritten Offering, on a pro-rata basis, based on the aggregate number of shares of Registrable Securities that each Holder proposed to offer for sale in the Underwritten Offering. Notwithstanding the foregoing provisions, the Company may for any reason and without the consent of the Holders in good faith withdraw any registration statement referred to in this Section 2.1 without thereby incurring any liability to the Holders.

(b) Notwithstanding the foregoing, an Eligible Registration may occur only during the one year period following the issuance of the Shares to the Purchasers. No Eligible Registration shall occur except at the times allowed pursuant to this Section 2.1(b).

2.2 Registration Statement Form. Registrations pursuant to Section 2.1 shall be on such appropriate registration form of the SEC as shall be selected by the Company.

2.3 Expenses. Except as otherwise provided in this Section 2.3, all expenses incurred in connection with each registration pursuant to Section 2.1 hereof (excluding in each case underwriting discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and other fees of the securities exchange; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or “cold comfort” letters or opinions required by or incident to such registrations; and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any, shall be borne by the Company. In all cases, the Holders shall pay the underwriting discounts and commissions applicable to the securities sold by the Holders.

2.4 Effective Registration Statement. Registrations pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to the Holders), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Registrable Securities offered thereby, (iii) if after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated due to factors beyond the control of the Purchasers, other than the fact that the underwriters have advised the Holders that the Registrable Securities cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus, or (iv) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to the Holders).

2.5 Selection of Underwriters. If a registration pursuant to Section 2.1 hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company in its sole discretion.

SECTION 3. REGISTRATION PROCEDURES.

3.1 Procedures. The Company will, subject to the limitations provided herein, as expeditiously as possible:

(a) prepare and file with the SEC the requisite registration statement to effect such registration, and thereafter, use reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference, the Company will furnish to counsel to the Holders of the Registrable Securities covered by such registration statement and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed (other than exhibits, unless so requested) a reasonable time prior thereto, which documents will be subject to the reasonable review of such counsel and such Holders and underwriters, and will notify each Holder of the Registrable Securities of any stop order issued by the SEC in connection therewith and take all reasonable actions required to remove such stop order;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep a registration statement filed pursuant to Section 2.1 effective for a period of more than nine months after such registration statement becomes effective; and provided further that the Company may, at any time, delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness, instruct the Purchasers not to sell any Registrable Securities included in any such registration, (i) if the Company shall have determined upon the advice of counsel that the Company would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Company or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a “Suspension Period”) by providing the Purchasers with written notice of such Suspension Period and the reasons therefore; provided, however, that the Company will not be required to disclose such reasons with particularity if an authorized executive officer of the Company certifies that the Company believes it is required by law to delay the filing or suspend the effectiveness of any such registration. In addition, the Company shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the Purchasers if it has Registrable Securities included in such registration not to sell such securities, during any period which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales (“Supplemental Extension Period”). In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 3.1(b) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period. The Company will use reasonable efforts to restrict any Suspension Period or Supplemental Extension Period to less than 60 days;

(c) furnish to the Purchasers such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Purchasers may reasonably request;

(d) use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.1(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction.

(e) use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Purchasers to consummate the disposition of such Registrable Securities;

(f) notify in writing the Purchasers, if Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Purchasers prepare and furnish to the Purchasers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(g) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(i) use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Company’s Common Stock is then listed.

3.2 Information Requirements. It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Purchasers’ Registrable Securities pursuant to this Section 3 that the Purchasers furnish the Company in writing such information regarding the Purchasers, the Registrable Securities and other securities of the Company held by the Purchasers, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Purchaser refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude the Purchaser’s Registrable Securities from the registration statement unless such Purchaser provides the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, to the effect that such information need not be included in the registration statement.

The Purchasers agree by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f), the Purchasers will forthwith discontinue the Purchasers’ disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Purchasers’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) and, if so directed by the Company, will deliver to the Company copies, other than permanent file copies then in the Purchasers’ possession, of the current prospectus relating to such Registrable Securities at the time of receipt of such notice.

SECTION 4. UNDERWRITTEN OFFERINGS.

If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration under Section 2 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6 hereof. If requested by the underwriters of any underwritten offering pursuant to a registration under Section 2 hereof, the Purchasers agree to enter into an agreement with such underwriters not to sell their shares of stock in the Company for a period of time (not to exceed 180 days) after the effectiveness of a registration statement equal to the period of time which the sellers of securities in such registration have agreed not to sell their shares after the effectiveness of such registration statement. The Purchasers shall be a party to such underwriting agreement and must cooperate with the Company in the negotiation of the underwriting agreement. The Purchasers shall not be required to make any representations, warranties or agreements with the Company other than representations, warranties or agreements regarding the Purchasers, Purchasers’ Registrable Securities and other securities of the Company, the Purchasers’ intended method of distribution, and any representations, warranties or agreements required by law.

SECTION 5. PREPARATION; REASONABLE INVESTIGATION.

In connection with the preparation and filing of each registration statement under the Securities Act in connection with an Eligible Registration, the Company will give the Purchasers and their respective agents and advisors and the underwriters, if any, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the option of the Purchasers’ counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Subject to the rights and obligations of the Company under the Securities Act and other applicable laws, the Purchasers shall have the right to review and approve those portions of such registration statement that directly pertain to the Purchasers.

SECTION 6. INDEMNIFICATION

6.1 Indemnification by the Company. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless each Purchaser, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each Purchaser or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which each Purchaser or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Purchasers and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchasers, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such delivery would have mitigated liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

6.2 Indemnification by the Purchasers. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, each Purchaser whose Registrable Securities are registered pursuant to such registration statement will, and hereby does indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by the Purchasers expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the Purchasers shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

6.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Purchasers with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

6.5 Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6 Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.6 no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.1 through Section 6.5 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.6.

SECTION 7. REPORTING REQUIREMENTS UNDER EXCHANGE ACT.

If and when the Company registers the Common Stock under the Exchange Act, thereafter the Company shall use its reasonable efforts to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Exchange Act. The Company shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

If the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish the Purchasers (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as the Purchasers may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 7 are to enable the Purchasers to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Purchasers ever wish to dispose of any of the Securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

SECTION 8. STOCKHOLDER INFORMATION.

The Company may require the Purchasers to furnish the Company such information in writing with respect to the Purchasers and the distribution of its Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

SECTION 9. FORMS.

All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

SECTION 10. TRANSFER OF REGISTRATION RIGHTS.

The registration rights granted to the Purchasers under this Agreement may not be transferred without the prior written consent of the Company, which may be withheld or granted in the Company’s sole discretion.

SECTION 11. AMENDMENT.

This Agreement may be amended only by a written agreement signed by the Company and the Purchasers.

SECTION 12. NOTICES.

All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

(a) If to a Purchaser at its respective address as shown on the books of the Company, or at such other address as such Purchaser may specify by written notice to the Company, or

(b) If to the Company at 2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201, Attention: Chief Executive Officer; or at such other address as the Company may specify by written notice to the Purchaser, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

SECTION 13. COUNTERPARTS.

This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 14. CHOICE OF LAW.

THIS AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

SECTION 15. SEVERABILITY.

Should any one or more of the provisions of this Agreement or any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

SECTION 16. WHOLE AGREEMENT.

This Agreement constitutes the complete agreement and understanding by and among the parties hereto and shall supersede any prior understanding, agreement or representation by or among the parties, whether written or oral, related to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective the day and year first above written.

THE PHOENIX GROUP CORPORATION

By:

Name: Ron Lusk

Title: Chairman and CEO ______

PURCHASERS:

____________________________________
Name:
Address: